From:           Lynn Cusack
Sent:           Thursday, January 27, 2005 2:57 PM
To:             All-Personnel
Subject:        Capital Restructuring Plan
When:           Friday, January 28, 2005 10:00 AM-11:00 AM (GMT-06:00) Central
                Time (US & Canada)
Where:          Chicago office (Learning Center on 35th floor) and conference call

As a follow up to Dave's email from this morning, please find attached information regarding the conference call that Dave will host tomorrow, Friday, January 28, 2005 at 10am CST.

The purpose of the call is to provide a high level overview of information from the January 27, 2005 earnings call and press release and address any related questions or concerns you may have.

Please note, as Inforte has not yet officially offered to purchase or convert your stock options, we will not be engaging in a detailed explanation of the potential offer during this call. It is anticipated that the exchange offer for employee options, as described in Dave's message, will commence sometime during the first two weeks of February and will remain open for 20 business days after it starts. During the offer period we will be setting up additional live and conference call sessions to provide a detailed explanation of the offering and answer your questions.

For those of you in the Chicago office: please join us in the Learning Center on the 35th Floor For those of you unable to attend in person: please dial in to the participant number of X-XXX-XXX-XXXX - you will be required to provide your name as only employees of Inforte are eligible to participate in this call.

INFORTE CORP. HAS NOT YET COMMENCED THE OFFER TO EXCHANGE OPTIONS.
THIS MESSAGE IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES OF INFORTE CORP. COMMENCEMENT OF THE PROPOSED TENDER OFFER IS SUBJECT TO, AMONG OTHER THINGS, COMPLETION OF ALL REGULATORY FILINGS. ANY SOLICITATION OF OFFERS TO PURCHASE OR EXCHANGE INFORTE CORP. OPTIONS WILL ONLY BE MADE PURSUANT TO AN "OFFER TO EXCHANGE" AND RELATED MATERIALS TO BE SENT BY INFORTE CORP. TO ITS OPTION HOLDERS UPON COMMENCEMENT OF THE PROPOSED OFFER. OPTION HOLDERS SHOULD CAREFULLY READ THOSE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS AND CONDITIONS OF THE OFFER. OPTION HOLDERS WILL BE ABLE TO OBTAIN, WITHOUT CHARGE, COPIES OF THE OFFER TO EXCHANGE, RELATED MATERIALS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSIONS WEB SITE AT www.sec.gov WHEN THESE DOCUMENTS BECOME AVAILABLE. OPTION HOLDERS WILL ALSO BE ABLE TO OBTAIN COPIES OF THE OFFER TO EXCHANGE AND RELATED MATERIALS, WITHOUT CHARGE, WHEN AVAILABLE, BY ORAL OR WRITTEN REQUEST TO INFORTE CORP., ATTENTION: LYNN CUSACK, SUITE 3400, 150 NORTH MICHIGAN AVENUE, CHICAGO, IL, 60601 OR BY CALLING (312) 540-0900.